UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Banzai International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39826	85-3118980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Eriksen Ave Suite 250
Bainbridge Island, Washington 98110
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (206) 414-1777
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $5,750	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2026, Banzai International, Inc. (the “Company”) held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders voted on two proposals, including one to approve an adjournment, if necessary. At the beginning of the Meeting, 9,116,624 Class A shares and 677,118 Class B shares, which collectively represent 40.52% of the voting power of the shares entitled to vote at the Meeting, were represented by proxy, which constituted a quorum for the transaction of business. Since there were sufficient votes to approve the other proposal, the Company did not need to adjourn the Meeting.

We are filing this Current Report on Form 8-K to disclose the voting results from the Meeting. The following proposal was voted on:

1.
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split with respect to the Company’s issued and outstanding Class A Common Stock and Class B Common Stock at a ratio of up to 1-for-20, with the final ratio and exact timing to be determined at the discretion of the Board of Directors and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Split Proposal”).

For	Against	Abstain
9,199,546	556,612	37,584

Following the shareholders’ approval of the Reverse Split Proposal, the Board of Directors determined to effect a reverse stock split at a ratio of 1-for 20; the Company will file a Certificate of Amendment with the Delaware Secretary of State to revise the second paragraph of Article IV, Section (A) of its Certificate of Incorporation to effect the reverse stock split. As of April 27, 2026, there are 19,902,346 shares of Class A Common Stock and 677,118 shares of Class B Common Stock issued and outstanding. Following the effectiveness of the reverse stock split, the Company expects to have approximately 995,118 shares of Class A Common Stock and 33,856 shares of Class B Common Stock issued and outstanding. In accordance with Nasdaq listing rules, the reverse stock split is expected to be effective as of May 8, 2026, however, the Company will file a subsequent Current Report on Form 8-K to formally announce the effective time and date of the reverse stock split, as well as disclose the new CUSIP number for its stock.

The information in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2026

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer